EXHIBIT 99.1

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2011

(With Independent Auditors' Report Thereon)

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES

Independent Auditors' Report

The Board of Directors
Amalfi Semiconductor, Inc.:

We have audited the accompanying consolidated statement of financial position of Amalfi Semiconductor, Inc. and subsidiaries (the Company) as of December 31, 2011, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amalfi Semiconductor, Inc. and subsidiaries as of December 31, 2011, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Santa Clara, California
June 28, 2012, except as to Note 14,
which is as of January 24, 2013

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Consolidated Statement of Financial Position
December 31, 2011
(In thousands, except per share amounts)

Assets	2011
Current assets:
Cash and cash equivalents	$3,621
Accounts receivable, net of allowances of $219	2,892
Inventory	4,657
Prepaid expenses and other current assets	249
Total current assets	11,419
Property and equipment, net	765
Other assets	39
Total assets	$12,223

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,071
Accrued liabilities	920
Short-term debt	1,581
Current portion of notes payable	2,012
Total current liabilities	7,584
Notes payable	3,994
Convertible promissory notes	3,565
Preferred stock warrants	2,704
Total liabilities	17,847
Commitments (note 11)
Shareholders’ equity (deficit):
Series B-3 preferred stock, $0.0001 par value; authorized 9,864 shares, issued and
outstanding 9,346 shares (liquidation preference $8,900)	1
Series C preferred stock, $0.0001 par value; authorized 41,557 shares, issued and
outstanding 41,334 shares (liquidation preference $19,468)	4
Series C-1 preferred stock, $0.0001 par value; authorized 67,332 shares, issued and
outstanding 44,322 shares (liquidation preference $30,878)	5
Common stock, $0.0001 par value; authorized 185,000 shares, issued and outstanding
18,006 shares	2
Additional paid-in capital	98,800
Accumulated deficit	(104,436)
Total shareholders’ deficit	(5,624)
Total liabilities and shareholders’ deficit	$12,223

See accompanying notes to consolidated financial statements.

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Consolidated Statement of Operations
Year ended December 31, 2011
(In thousands)

2011
Revenue	$23,804
Cost of revenue	23,019
Gross margin	785
Operating expenses:
Research and development	12,357
Selling, general, and administrative	4,624
Total operating expenses	16,981
Loss from operations	(16,196)
Other income (expense):
Interest and other expense, net	(736)
Decrease in fair value of warrants	40
Loss before income taxes	(16,892)
Income tax expense	7
Net loss	$(16,899)

See accompanying notes to consolidated financial statements.

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Consolidated Statement of Shareholders' Equity (Deficit)
Year ended December 31, 2011
(In thousands)

					Additional		Total
	Preferred stock		Common stock		paid-in	Accumulated	shareholders’
	Shares	Amount	Shares	Amount	capital	deficit	equity (deficit)
Balances at December 31, 2010	72,451	$7	17,252	$2	$87,811	$(87,537)	$283
Net loss	—	—	—	—	—	(16,899)	(16,899)
Shares issued in connection with:
Sale of Series C-1 preferred shares	22,783	3	—	—	5,460	—	5,463
Exercise of common stock options	—	—	487	—	70	—	70
Conversion of preferred instruments
to common	(232)	—	267	—	4	—	4
Warrant reclassification	—	—	—	—	5,235	—	5,235
Share-based payment	—	—	—	—	220	—	220
Balances at December 31, 2011	95,002	$10	18,006	$2	$98,800	$(104,436)	$(5,624)

See accompanying notes to consolidated financial statements.

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Consolidated Statement of Cash Flows
Year ended December 31, 2011
(In thousands)

2011
Cash flows from operating activities:
Net loss	$(16,899)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	279
Change in fair value of warrants	(40)
Loss on disposal of equipment	6
Share-based payment	220
Amortization of discount on notes payable	453
Changes in operating assets and liabilities:
Accounts receivable	(2,892)
Inventory	1,089
Prepaid expenses and other assets	(89)
Accounts payable	(953)
Accrued liabilities	(661)
Net cash used in operating activities	(19,487)

Cash flows from investing activity:
Acquisitions of property and equipment	(349)
Net cash used in investing activity	(349)

Cash flows from financing activities:
Proceeds from short-term debt	5,064
Principal payments on short-term debt	(3,483)
Proceeds from issuance of notes payable	6,000
Principal payments on notes payable	(3,254)
Proceeds from issuance of convertible promissory notes and warrants	5,886
Proceeds from issuance of preferred instruments, net of issuance costs of $76	10,657
Proceeds from exercise of common stock options	70
Net cash provided by financing activities	20,940

Net increase in cash and cash equivalents	1,104
Cash and cash equivalents at beginning of year	2,517
Cash and cash equivalents at end of year	$3,621

See accompanying notes to consolidated financial statements.

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2011

(1)Organization and Summary of Significant Accounting Policies

(a)	Description of Business

Amalfi Semiconductor, Inc. (the Company) designs, develops, and markets cost-effective, high performance complementary metal oxide semiconductor (CMOS) RF and mixed-signal integrated circuits for the wireless communications market. Substantially all of the Company's revenue is from sales of power amplifier semiconductors and transmit modules for the cellular communications market.

(b)	Principles of Consolidation and Basis of Presentation

The accompanying consolidated financial statements have been presented in accordance with U.S. generally accepted accounting principles and includes the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The functional currency of foreign subsidiaries is the U.S. dollar and foreign currency transaction gains and losses are recorded in the consolidated statements of operations.

(c)	Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Liquidity

The Company has incurred losses since inception and has relied upon capital from debt facilities and equity financing to fund its operations. Management believes additional capital necessary to fund operations for at least one year from the balance sheet date is available based on the transactions completed in 2012 (see note 14). Failure by the Company to maintain access to capital could affect the Company's ability to fund operations and financial position adversely.

(e)	Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less from the date of purchase to be cash equivalents.

(f)	Fair Value

Cash equivalents and liability classified preferred stock warrants are stated at fair value. Fair value is the estimated price that would be received for an asset or paid to transfer a liability in an orderly transaction between market participants.

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2011

The Black-Scholes option pricing model is used to estimate the fair value of preferred stock warrants. The weighted average inputs used in the model are as follows:

December 31
2011
Expected life (years)	4.9
Expected volatility	49.0%
Risk-free interest rate	0.9
Expected dividend yield	—

(g)	Revenue Recognition and Accounts Receivable

The Company recognizes product revenues upon shipment when title transfers to the customer provided that persuasive evidence of an arrangement exists, the price to the customer is fixed or determinable, and collection of the resulting receivable is reasonably assured. An allowance is recorded at the time of sale to provide for estimated future returns. Returns must be authorized by the Company and are generally limited to returns under warranty that provides that products will be free from defects for a period of one year from sale. The returns allowance is based upon historical experience, current trends, and the Company's expectations regarding future experience. The Company had an allowance for sales returns of $219 thousand as of December 31, 2011.

Accounts receivable are recorded at the invoiced amount and typically do not accrue interest. Outstanding receivables are reviewed whenever events or changes in circumstances indicate that an amount may not be collectable. The Company evaluates collectability and records an allowance for doubtful accounts based on historical experience, changes in payment trends and financial position of customers, and the Company's expectations regarding future experience.

(h)	Inventory

Inventory is stated at the lower of standard cost (which approximates actual cost on a first-in, first-out basis) or market. Provisions, when required, are made to reduce the carrying value of inventory to estimated net realizable value.

(i)	Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset. Estimated useful lives of the assets are three years for computer hardware and software and three to five years for test and other equipment, furniture, and leasehold improvements.

(j)	Impairment of Long-Lived Assets

Assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require an asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2011

techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary.

(k)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established if it is more likely than not that a portion of deferred tax assets will not be realized. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Interest and penalties accrued related to income taxes are recognized in income tax expense.

(l)	Convertible Preferred Instruments

Convertible preferred shares are accounted for as equity instruments. Warrants for convertible preferred shares are accounted for under FASB ASC Topic 480, Distinguishing Liabilities from Equity, which in certain circumstances requires recognizing such warrants as a liability and remeasurement of the fair value of the instruments each reporting period with changes in fair value recorded in the consolidated statements of operations.

(m)	Share‑Based Payment Arrangements

The fair value of share-based payment awards to employees is estimated on the date of grant. The fair value of other share-based payment arrangements is estimated when performance is committed or when the award is earned. Awards are recognized in income on a straight-line basis over the service period for the entire award for the amount of the award ultimately expected to vest.
The effect of share‑based payment arrangements on net loss was as follows:

Year Ended December 31
2011
(In thousands)
Cost of revenue	$9
Research and development	119
Selling, general, and administrative	92
Total share-based payment expense	220

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2011

The Black‑Scholes option pricing model is used to estimate fair value of share‑based payment arrangements. The following are the weighted average assumptions used for employee awards:

December 31
2011
Expected life (years)	6.1
Expected volatility	50.1%
Risk-free interest rate	2.2
Expected dividend yield	—
Expected life is estimated based on the average of the vesting period and the contractual life for employee awards and the contractual life of the instrument for other awards. In the absence of an active market for the Company's shares, volatility is estimated by calculating the average historical volatility of a group of similar public companies for a period generally commensurate with the expected life of the instrument.

(n)	Subsequent Events

The effects of subsequent events that provide additional evidence about conditions that existed as of December 31, 2011 have been recognized in the consolidated financial statements.

(2)	Fair Value Measurements

Assets and liabilities measured at fair value on a recurring basis as of December 31, 2011 and their categorization in the fair value hierarchy is as follows:

	December 31, 2011
	Level 1	Level 2	Level 3	Total
	(In thousands)

Financial assets - money market funds	$3,498	—	—	3,498
Financial liability- preferred stock warrants	—	—	2,704	2,704

There are no realized or unrealized gains or losses recorded from cash equivalents. A summary of changes in the fair value of preferred stock warrants is as follows:

Year Ended December 31
2011
(In thousands)

Balance as of beginning of the year	$49
Issuances	7,934
Reclassification and extinguishments	(5,239)
Change in fair value of warrants	(40)
Balance at end of the year	$2,704

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2011

(3)	Inventory

Inventory consisted of the following:

December 31
2011
(In thousands)

Finished goods	$718
Work-in-process	3,939
Balance at end of the year	$4,657

(4)	Property and Equipment

Property and equipment consisted of the following:

December 31
2011
(In thousands)

Test and other equipment	$1,608
Computer hardware and software	417
Furniture and leasehold improvements	136
2,161
Accumulated depreciation	(1,396)
$765

Depreciation expense for the year ended December 31, 2011 was $279 thousand.

(5)	Accrued Liabilities

Accrued liabilities consisted of the following:

December 31
2011
(In thousands)

Compensation expenses	$438
Software licenses	433
Customer prepayments	—
Other liabilities	49
$920

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2011

(6)	Line of Credit

In June 2011, the Company entered into an agreement with a financial institution for a revolving line of credit (the Line). The Line allows the Company to borrow up to a maximum of $2.0 million based on eligible accounts receivable. Interest on borrowings under the Line accrues at the lender's prime rate plus 2.25%. Borrowings under the Line are secured by substantially all of the tangible assets of the Company. The Line contains covenants related to financial reporting, protection of assets, minimum cash balances, and change of control.

(7)	Notes Payable

In 2007, (and as subsequently amended) the Company entered into an agreement with a financial institution for a term credit facility (the Agreement). The Agreement allows the Company to borrow up to a maximum of $6.0 million, all of which was drawn by June 2011. Interest on borrowings under the Agreement accrues at the lender's prime rate plus 2.75%. Borrowings under the Agreement are secured by substantially all of the tangible assets of the Company. The Agreement contains covenants related to financial reporting, protection of assets, minimum cash balances, and change of control. In 2011 the Company periodically was not in compliance with a minimum cash balance covenant for the Line and the Agreement and obtained a waiver of default from the lender through December 31, 2011.

(8)	Convertible Promissory Notes

In 2011, the Company issued convertible promissory notes (the Notes) and warrants for aggregate proceeds of $5.9 million. Interest on the Notes accrues at 3% per annum. The fair value of the warrants was initially recognized as a discount to the Notes and is amortized to interest expense over the term of the Notes. The Notes are convertible into Series C-1 preferred shares at their fair market value at maturity on September 30, 2012, or in the event of a qualified financing prior to maturity, in the class and at the price of the preferred shares issued in such financing. All principal, accrued and unpaid interest, and an additional two hundred percent (200%) of principal shall become due and payable upon the closing of a transaction resulting in a change of control prior to the settlement of the Notes. The Notes are prepayable at the election of the Company with approval of a majority of the noteholders.

(9)	Shareholders' Equity (Deficit)

(a)	Preferred Stock

As of December 31, 2011, the Company had authorized 118.8 million shares of $0.0001 par value preferred stock and 95.0 million shares were issued and outstanding.
The rights, preferences, and privileges of the Company's convertible preferred stock are as follows:
Conversion
Each share of Series B-3 and Series C preferred stock may be converted into one share of common stock and each share of Series C-1 preferred stock may be converted into 1.2 shares of common stock, subject to adjustments under specific circumstances. Conversion is at the option of the preferred shareholder, or automatic upon (i) the closing date of an initial public offering in which the gross cash proceeds to the Company are at least $50.0 million, (ii) the election of the holders of a majority of the shares of preferred stock voting together as a single class on an as-converted basis, or (iii) a holder of preferred shares not acquiring at least their pro rata share of a mandatory offering as determined by the board of directors and holders of a majority of the outstanding shares of preferred stock voting together as a single class on an as-converted basis.

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2011

Dividends
Holders of Series C and Series C-1 preferred shares are entitled to annual, noncumulative dividends at the rate of $0.02826 per share, when and if declared by the board of directors. After payments to the holders of Series C and Series C-1 preferred shares and subject to the consent of the holders of a majority of the outstanding shares of the Series C and Series C-1 preferred stock, the holders of Series B-3 preferred shares are entitled to receive dividends at the rate of $0.05713 per share. As of December 31, 2011, no dividends have been declared.
Liquidation Preferences
In the event of any liquidation, dissolution, or winding up of the Company, either voluntarily or involuntarily, holders of Series C and Series C-1 preferred shares shall be entitled to receive in preference to holders of other classes of stock an amount equal to $0.471 per share plus any declared and unpaid dividends. As of December 31, 2011, the aggregate liquidation preference for holders of Series C and Series C-1 preferred shares was $40.3 million. After payment to the holders of the Series C and Series C-1 preferred shares, the holders of Series C-1 preferred shares shall be entitled to receive an additional payment in preference to holders of other classes of stock an aggregate amount of $10.0 million. After the additional payment to the holders of Series C-1 preferred shares, the holders of Series B-3 preferred shares shall be entitled to receive in preference to holders of other classes of stock an amount equal to $0.9522 per share plus any declared and unpaid dividends. As of December 31, 2011, the aggregate liquidation preference for holders of Series B-3 preferred shares was $9.0 million. After payment to the holders of Series B-3 preferred shares, the remaining assets shall be distributed ratably to common and preferred shareholders on an as‑converted basis. A merger or consolidation of the Company into another entity in which the shareholders of the Company own less than 50% of the voting stock of the surviving company or the sale, transfer, or lease of substantially all assets of the Company will be deemed a liquidation.
Redemption
In November 2011 the Company amended its articles of incorporation whereby all authorized series of stock instruments are not redeemable. Prior to amendment, the preferred shares had redemption features that required redemption for cash upon election of the holders of a majority of the outstanding shares of preferred stock voting together as a single class on an as-converted basis.
Voting Rights
Each share of preferred stock shall have a number of votes equal to the number of shares of common stock then issuable upon conversion of the preferred share.

(b)	Common Stock

As of December 31, 2011, the Company had authorized 185.0 million shares of $0.0001 par value common stock and 18.0 million shares were issued and outstanding.

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2011

(c)	Warrants

In connection with various financing arrangements, the Company has issued warrants to purchase shares of preferred and common stock. Warrants outstanding as of December 31, 2011 that were classified as stockholders' equity consisted of the following (in thousands except per share amounts):

		Exercise
	Shares	price

Series B-3:
	356	$0.04
	102	4.04-5.11
Series C	223	0.47
Series C-1:
	22,783	0.01
	425	0.47
Common	216	0.04
Warrants typically expire seven years from the date of issuance subject to adjustment under specific circumstances.

In November 2011, the Company amended its certificate of incorporation whereby all authorized series of preferred stock were no longer redeemable. Accordingly, the warrants to purchase these instruments with a carrying value of $5.2 million at the time were no longer classified as liabilities and were recorded to shareholders' equity.

In connection with the issuance of the Notes, warrants to purchase a variable number of preferred shares were also issued. The number of preferred shares issuable upon the exercise of the warrants is 50% of the Note face value divided by the conversion price of the Notes. The exercise price of the warrants is $0.02 per share and they expire five years from the date of issuance. These warrants are classified as liabilities in the consolidated statements of financial position and are not included in the table above because of the uncertain manner of settlement. As of December 31, 2011, the fair value of liability-classified warrants to purchase preferred shares outstanding was $2.7 million.

(d)	Stock Option Plan

As of December 31, 2011, the Company's 2003 Stock Option Plan (the Plan) permits the issuance of up to an additional 39.3 million shares of common stock. Option awards generally have an exercise price equal to the estimated fair value of the common stock at the date of grant as determined by the board of directors and expire not more than 10 years from the date of grant. Options granted under the Plan typically vest and become exercisable at the rate of at least 25% per year over 4 years.

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2011

Activity under the Plan was as follows (in thousands except per share amounts):

		Weighted
		average
		exercise
	Shares	price
Options outstanding as of December 31, 2010	16,994	$0.17
Granted	21,057	0.02
Exercised	(487)	0.14
Forfeited	(2,339)	0.10
Expired	(456)	0.29
Options outstanding as of December 31, 2011	34,769	0.08
Options exercisable as of December 31, 2011	10,261	0.19

Options vested and expected to vest as of December 31, 2011	27,648	0.09

As of December 31, 2011, the weighted average remaining contractual life of options outstanding, exercisable, and vested and expected to vest was 9 years, 8 years, and 8 years, respectively. The weighted average grant-date fair value of options granted during the year ended December 31, 2011 was $0.01. Cash received from option exercises for the year ended December 31, 2011 was $70 thousand. Options exercised during the year ended December 31, 2011 had no intrinsic value and no tax benefit was realized. Unrecognized compensation cost related to unvested stock options, net of expected forfeitures, was $278 thousand as of December 31, 2011 and will be recognized over a weighted average period of 3 years.

(10)	Income Taxes

Components of loss before income taxes were as follows:

Year Ended December 31
2011
(In thousands)

Domestic	$16,908
Foreign	(16)
$16,892
U.S. federal and state income tax expense for the year ended December 31, 2011 was zero. Foreign income tax expense was $7 thousand for the year ended December 31, 2011. Income tax expense for the year ended December 31, 2011 differed from the amount computed by applying the statutory U.S. federal income tax rate of 34% to pretax income as follows:

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2011

Year Ended December 31
2011
(In thousands)

Tax at statutory rate	$(5,743)
Foreign rate differential	1
Federal research credit	(543)
Nondeductible expenses	307
Change in valuation allowance	6,169
Other	(184)
$7
The temporary differences that give rise to significant portions of the Company's deferred tax assets are as follows:

December 31
2011
(In thousands)

Deferred tax asset:
Property and equipment	$47
Accruals and reserves	457
Net operating losses	39,266
R&D credit	6,883
Total gross deferred tax assets	46,653
Valuation allowance	(46,653)
Total deferred tax assets, net	$—

As of December 31, 2011, the Company has net operating loss carryforwards to offset future taxable income for U.S. federal and state income tax purposes of approximately $98.4 million and $99.5 million, respectively. The U.S. federal and state net operating loss carryforwards will start to expire in 2023 and 2017, respectively. In addition, as of December 31, 2011, the Company has U.S. federal and California R&D credit carryforwards to offset future income tax liabilities of $5.2 million and $3.4 million, respectively. U.S. federal and California R&D tax credits can be carried forward 20 years and indefinitely, respectively.
Based on a number of factors, management believes it is more likely than not that the deferred tax assets will not be realized, and accordingly, a full valuation allowance has been recorded. As of December 31, 2011, the valuation allowance for deferred tax assets was $46.7 million. For the year ended December 31, 2011, the net change of the valuation allowance for deferred tax assets was $6.5 million. Additionally, net operating loss carryforwards and credit carryforwards reflected above may be subject to limitations due to ownership changes as provided in the Internal Revenue Code and similar state provisions.
The Company's material jurisdictions are the U.S. and California, which remain open to examination by the appropriate governmental agencies for tax years 2008 to 2011 and 2007 to 2011, respectively. The U.S. federal and state taxing authorities may choose to audit tax returns for tax years beyond the statute of

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2011

limitation period due to significant tax attribute carryforwards from prior years, making adjustments only to carryforward attributes.
As of December 31, 2011, the Company has $1.7 million of unrecognized tax benefit recorded as a reduction of long-term deferred tax assets. A reconciliation of beginning and ending amounts of unrecognized income tax benefits is as follows:

December 31
2011
(In thousands)

Balance as of beginning of the year	$—
Additions related to current year tax positions	238
Additions related to prior year tax positions	1,483
Balance as of end of the year	$1,721

The Company does not expect that the amount of the unrecognized tax benefits will change significantly within the next twelve months. The consolidated statements of financial position includes no amount for interest or penalties to unrecognized tax benefits, and no such amounts were recognized as components of the provision for income taxes.

(11)	Commitments

The Company leases its facilities under operating lease agreements expiring between 2012 and 2014. Rent expense for the year ended December 31, 2011 was $337 thousand.
The Company's contractual obligations as of December 31, 2011 and the years in which they are expected to be settled were as follows:

	Total	2012	2013	2014
	(In thousands)

Operating lease and software licenses	$2,647	1,371	1,251	25
Notes payable	7,623	3,612	2,678	1,333
Total	$10,270	4,983	3,929	1,358

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2011

(12)	Supplemental Cash Flow Information

No cash has been paid for income taxes for the year ended December 31, 2011. Cash paid for interest and noncash investing and financing activities were as follows:

Year Ended December 31
2011
(In thousands)

Cash paid during the period for:
Interest	$259
Noncash investing and financing activities:
Warrant reclassification	5,235
Conversion of preferred share instruments to common	4

(13)	Segment Reporting and Risks and Uncertainties

The Company is organized and operates as a single business segment; the Company's chief operating decision maker reviews operating results on a company-wide basis.
The Company's long-lived assets are predominately located in the United States. The Company reports its revenue by geographic area according to the destination to which the product was shipped. While the Company reports revenue to direct customers (including international distributors of the Company's products), demand for the Company's products is also generated by indirect customers that are serviced by international distributors. The Company has a limited number of direct customers and the Company's revenue is predominately from Hong Kong. Disruption of sales to or failure to collect receivables from the limited customer base in Hong Kong would affect operating results and financial position adversely.
The Company outsources manufacturing of its products to a limited number of subcontractors located predominately in the Asia-Pacific region. While management believes additional suppliers could provide similar services on comparable terms, a change of suppliers would cause a delay in manufacturing and possible loss of sales, which would affect operating results adversely.
The Company competes and seeks to compete in markets with a complex and disaggregated customer base including direct and indirect customers and that are subject to rapid technological change, frequent product introductions, changing customer requirements, and evolving industry standards all of which makes forecasting demand for products difficult. Failure to correctly forecast demand could affect the estimated carrying value of inventory and operating results and financial position adversely.

(14)	Subsequent Events

The Company has evaluated subsequent events through June 19, 2012, the date the consolidated financial statements were initially available to be issued and through January 24, 2013, the date the financial statements were available to be re-issued.
In January and February 2012, the Company issued $9.5 million of convertible promissory notes in exchange for the Notes and associated warrants and $3.6 million in cash. In connection with the issuance of the convertible promissory notes, warrants to purchase a variable number of preferred shares were also issued. The number of preferred shares issuable upon exercise of the warrants is 90% of the convertible promissory note face value divided by the settlement price of the convertible promissory notes.

AMALFI SEMICONDUCTOR, INC.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2011

In April 2012, the Company increased the authorized common stock to 340.0 million shares, increased the authorized preferred stock to 219.4 million shares, and designated 9.9 million as Series B-3 preferred stock, 41.6 million shares as Series C preferred stock, 68.0 million shares as Series C-1 preferred stock, and 100.0 million shares as Series C-2 preferred stock.
In April 2012, for aggregate proceeds of $9.5 million in cash, settlement of convertible promissory notes and interest totaling $9.6 million, and the exercise of warrants for $0.8 million, the Company issued 90.3 million shares of Series C-2 preferred stock, 18.0 million shares of Series C-1 preferred stock, 0.3 million shares of Series B-3 preferred stock, and forty-nine thousand shares of common stock. Each share of Series C-2 preferred stock may be converted into 1.2 shares of common stock and has liquidation preferences pari passu with Series C-1 and Series C preferred shares of $0.306 per share. In April 2012 the aggregate liquidation preference for Series C-2 preferred shares was $27.6 million.
In June 2012, the Company entered into an amendment to the Line (see Note 6) to borrow up to an additional $2 million (maximum of $4 million) based on eligible accounts receivable through June 30, 2013.
In June 2012, Amalfi Semiconductor, Inc. executed an intangible property buy-in license agreement with a wholly-owned foreign subsidiary that transferred the rights to produce and market the Company's products outside of the United States to the foreign subsidiary.

On November 9, 2012, the Company entered into an Agreement and Plan of Merger, dated as of November 4, 2012 (the “Merger Agreement”), with RF Micro Devices, Inc. (“RFMD”), Chameleon Acquisition Corporation, a wholly-owned subsidiary of RFMD (“Merger Sub”), and Shareholder Representative Services LLC, solely in its capacity as the escrow representative. On the terms and subject to the conditions set forth in the Merger Agreement, RFMD acquired 100% of the outstanding equity securities of the Company through the merger of Merger Sub with and into the Company (the “Merger”). As a result of the Merger, the Company, as the surviving corporation, became a wholly-owned subsidiary of RFMD. RFMD acquired the Company for a total purchase price of approximately $47.3 million, which consisted of net cash consideration on hand adjusted for preliminary working capital adjustments.